Independent Registered Public Accounting Firm’s Consent

We consent to the inclusion in this Registration Statement of New You, Inc. on Form S-1 of our report dated November 7, 2019, which includes an explanatory paragraph as to the ability of New You, Inc. to continue as a going concern, with respect to our audits of the financial statements of New You, Inc. as of December 31, 2018 and December 31, 2017 and for each of the two years in the period ended December 31, 2018, which report appears in the Prospectus, which is part of this Registration Statement.

We also consent to the inclusion in this Registration Statement of New You, Inc. on Form S-1 of our report dated November 7, 2019, which includes an explanatory paragraph as to the ability of New You LLC to continue as a going concern, with respect to our audit of the financial statements of New You LLC as of December 31, 2018 and for the year then ended, which report appears in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum llp

Marcum llp

Costa Mesa, California

November 7, 2019

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